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                                                                EXHIBIT 24.1

                                  POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas J. Burgum and Terri F. Zimmerman (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Great Plains Software, Inc. and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, lawfully do or cause to be done by virtue hereof.

    Signature                   Title                               Date
    ---------                   -----                               ----

---------------------------     President, Chief Executive      -------------
Douglas J. Burgum               Officer and Chairman of the Board


 /s/ Terri F. Zimmerman         Chief Financial Officer and     June 19, 1997
---------------------------     Group Vice President, Finance
Terri F. Zimmerman              and Operations

 /s/ Bradley J. Burgum          Director                        June 19, 1997
---------------------------
Bradley J. Burgum


 /s/ Frederick W. Burgum        Director                        June 19, 1997
---------------------------
Frederick W. Burgum


 /s/ William V. Campbell        Director                        June 19, 1997
---------------------------
William V. Campbell


 /s/ Raymond F. Good            Director                        June 19, 1997
---------------------------
Raymond F. Good


 /s/ Sanjeev K. Mehra           Director                        June 19, 1997
---------------------------
Sanjeev K. Mehra


 /s/ J. A. Heidi Roizen         Director                        June 19, 1997
---------------------------
J.A. Heidi Roizen


 /s/ Joseph S. Tibbets, Jr.     Director                        June 19, 1997
---------------------------
Joseph S. Tibbetts, Jr.